Exhibit 5.1

Mourant Ozannes, BVI 5th Floor Waters Edge Building Wickham’s Cay II PO Box 4857 Road Town, Tortola British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

AGM Group Holdings Inc. c/o Creative Consultants (Hong Kong) Limited Room 1502-3 15/F., Connaught Commercial Building 185 Wanchai Road Wanchai, Hong Kong (the Addressee)

Date: 24 January 2025

Our ref: 8070533/251990470/3

Dear Addressee

AGM Group Holdings Inc. (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with amendment no.1 to the registration statement on Form F-1 (the Registration Statement) which has been filed on or around the date of this opinion with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act). This opinion is given on the basis that each Document has been executed by each party to it in substantially the same form as the last draft examined by us. The Registration Statement relates to the Company’s offering (the Offering) of:

(a)	up to the number of Class A Ordinary shares of US$0.001 par value each in the Company that results in an offering of US$15,000,000 (the SPA Shares, each an SPA Share) to be issued under the terms of the Securities Purchase Agreement (defined below);

(b)	such number of Class A Ordinary shares of US$0.001 par value each in the Company equal to 100% of the number of SPA Shares (the SPA Warrant Shares, each an SPA Warrant Share) to be issued on the exercise of the SPA Warrants (defined below); and

(c)	such number of Class A Ordinary shares of US$0.001 par value each in the Company equal to 4.75% of the number of SPA Shares (the PA Warrant Shares, each a PA Warrant Share) to be issued on the exercise of the PA Warrants (defined below).

Mourant Ozannes, BVI is a British Virgin Islands partnership
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The Company has asked us to provide this opinion in connection with the Registration Statement and the issuance of the SPA Shares, the SPA Warrant Shares and the PA Warrant Shares (together, the Shares, each a Share).

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	a securities purchase agreement (the Securities Purchase Agreement) to be made between the Company and each of the purchasers listed on the signature pages thereto in connection with the issuance of the SPA Shares;

(c)	a warrant (the SPA Warrants) to be issued by the Company to such purchasers participating in the Offering in connection with the purchase of the SPA Warrant Shares;

(d)	a warrant (the PA Warrants) to be issued by the Company to the Placement Agent in connection with the purchase of the PA Warrant Shares;

(e)	a warrant agency agreement (the WAA) to be made between the Company and the Transfer Agent (defined below);

(f)	a placement agent agreement (the PAA) to be made between the Company and the Placement Agent (defined below);

(g)	a lock-up agreement (the LUA) to be made between the Company and the Placement Agent;

(h)	the Company’s certificate(s) of incorporation (the Certificate of Incorporation) and memorandum and articles of association as amended and restated on 20 December 2016 (the M&A) obtained from the Company Search;

(i)	the resolutions in writing of the directors of the Company passed on 27 September 2024 (the Director Resolutions);

(j)	a certificate of the Company’s registered agent dated 24 January 2025 (the Registered Agent’s Certificate);

(k)	a copy of the Company’s register of directors (the Register of Directors) which was affixed to the Registered Agent’s Certificate;

(l)	a copy of the Company’s register of members (the Register of Members) which was affixed to the Registered Agent’s Certificate; and

(m)	a certificate of good standing for the Company dated 24 January 2025 issued by the Registrar (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9:00am on 24 January 2025 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9:00am on 24 January 2025 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act (Revised Edition) 2020;

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(e)	Company Records means the Certificate of Incorporation, the M&A, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent’s Certificate;

(f)	Documents means the Securities Purchase Agreement, SPA Warrants, PA Warrants the WAA, the PAA and the LUA (and Document means any of them);

(g)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	Insolvency Act means the Insolvency Act (Revised Edition) 2020;

(i)	insolvent has the meaning given in the Insolvency Act;

(j)	non-assessable means, in relation to a Share, that the purchase price for which the Company agreed to issue that Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Share;

(k)	Placement Agent means Maxim Group LLC;

(l)	Prospectus means the prospectus that forms part of the Registration Statement;

(m)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(n)	signed means that a document has been duly signed or sealed; and

(o)	Transfer Agent means VStock Transfer, LLC.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the Shares in accordance with the Registration Statement and each Document, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director’s powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed or will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and each Document, in accordance with the M&A and the Companies Act;

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2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	each party to each Document has (or will have):

(a)	the capacity and power;

(b)	taken or will take all necessary action; and

(c)	obtained or made (or will obtain and will make) all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, each relevant Document relating to the issuance of that Share;

2.7	the Registration Statement has been duly authorised and approved and each relevant Document relating to the issuance of any Share has been or will be duly authorised and executed by each party to it;

2.8	there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by or which prohibit the Company’s entry into, or performance of its obligations under, the Registration Statement, each Document or the issuance of the Shares;

2.9	the Company has executed, or will execute each document and has done, or will do, each other act and thing, that it is required to execute or do under the Registration Statement and each Document in connection with the issuance of the Shares;

2.10	each Share will be authorised, issued and delivered in accordance with (and the terms of the issuance and sale of that Share will be duly established in conformity with) the Director Resolutions, all applicable laws, the M&A, the Registration Statement and each relevant Document;

2.11	the Company will receive the consideration provided for in each relevant Document relating to the issuance of any Share and such consideration per Share is not less than the par value per Share;

2.12	each Document is (or will be) in full force and effective, legal, binding and enforceable under all applicable laws at the time that the relevant Shares are issued;

2.13	the Company was not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of any Shares (including the Registration Statement and the Documents), and at the time the Company issues the Shares (or any of them), no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

Mourant Ozannes is a British Virgin Islands partnership
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2.14	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act, 2001 (as amended));

2.15	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.16	each party to each Document (other than, as a matter of the laws of the BVI, the Company where it is a party) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.17	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the BVI, the Company where it is a party);

2.18	the obligations of each party under each Document to which it is party are legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

2.19	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.20	the choice of the governing law of each Document has been made in good faith;

2.21	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.22	the Company Records were, and remain at the date of this opinion, accurate and complete; and

2.23	no monies paid to or for the account of any person in relation to any Share or property received or disposed of by any person in relation to any Share (including under each Document), represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of the Shares: when the issuance of the Shares has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the Shares have been duly established in conformity with M&A and the Director Resolutions, and when (i) the Shares have been issued and delivered as contemplated by the Registration Statement and each relevant Document, (ii) the Company has received the consideration provided for in each relevant Document and such consideration per Share is not less than the par value per Share, and (iii) the name of the respective shareholder is entered in the Company’s register of members, such Shares will be validly issued, fully paid and non-assessable.

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3.3	Issuance of the SPA Warrants and PA Warrants: the Company has taken the necessary corporate action to authorise its execution and issuance of, and performance of its obligations under, the SPA Warrants and PA Warrants as contemplated by the Registration Statement.

3.4	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

3.5	Authorised shares: based solely on our review of the M&A, the Company is authorised to issue 400,000,000 shares with a par value of US$0.001 each, and designated as follows:

(a)	200,000,000 Class A Ordinary Shares of US$0.001 par value each; and

(b)	200,000,000 Class B Ordinary Shares of US$0.001 par value each,

or any combination of the above classes of shares.

3.6	Taxation: The statements under the heading “British Virgin Islands Taxation” in the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Any issuance of shares in the Company must be approved by the directors of the Company in accordance with the M&A.

4.3	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.4	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.5	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

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4.6	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

4.7	Under the Companies Act, a company is of good standing if the Registrar is satisfied that it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	has, where applicable, filed its annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act or it is not yet due to file its annual return; and

(d)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the Shares.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement or any Document and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement and the Documents under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement and the Documents.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the Shares while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibits 5.1, 8.1 and 23.4 to the Registration Statement; and

(b)	reference to us being made in the section of the Prospectus under the heading Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes (British Virgin Islands)

Mourant Ozannes (British Virgin Islands)

Mourant Ozannes is a British Virgin Islands partnership
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